UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2021

IES HOLDINGS, INC.

Delaware	001-13783	76-0542208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

In January 2013, IES Holdings, Inc. (the “Company”) entered into that certain Tax Benefit Protection Plan Agreement (the “2013 Rights Plan”) by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”), and thereafter, the Company declared a dividend of one preferred share purchase right (a “2013 Right”) for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) then outstanding. Each 2013 Right represented a right to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), at the purchase price set forth in the 2013 Rights Plan. In accordance with the terms of the 2013 Rights Plan, the 2013 Rights expired and the 2013 Rights Plan terminated in 2016.

On November 8, 2016, the Company entered into that certain Tax Benefit Protection Plan Agreement by and between the Company and the Rights Agent, as amended by Amendment No. 1 to Tax Benefit Protection Plan Agreement, dated May 7, 2021 (the “2016 Rights Plan”). On November 8, 2016, the Company again declared a dividend of one preferred share purchase right (a “2016 Right”) for each share of Common Stock then outstanding. Each 2016 Right represented a right to purchase one one-thousandth of a share of Series A Preferred Stock at the purchase price set forth in the 2016 Rights Plan. In accordance with the terms of the 2016 Rights Plan, the 2016 Rights expired and the 2016 Rights Plan terminated at the close of business on May 21, 2021.

In connection with the adoption of the 2013 Rights Plan, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Preferred Stock. On May 24, 2021, the Company filed a Certificate of Elimination of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware eliminating the Series A Preferred Stock and returning the shares designated as Series A Preferred Stock to authorized but unissued and undesignated shares of the Company’s preferred stock.

The foregoing description of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 above is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1 —	Certificate of Elimination of Series A Junior Participating Preferred Stock of IES Holdings, Inc., as filed with the Secretary of State of the State of Delaware on May 24, 2021.

104 —	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: May 24, 2021	/s/ Mary K. Newman
Mary K. Newman
Vice President, General Counsel and Corporate Secretary